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                                 EXHIBIT 23.01

                          Consent of Price Waterhouse
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                                                                   Exhibit 23.01

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (nos. 33-20731, 33-38846 and 33-49875) and the Registration Statements on Form S-8 (nos. 2-77316, 33-27293, 33-27294 and 33-40651) of Kellogg Company of our report dated February 4, 1994 which appears on page F-3 of this Form 10-K. We also consent to the incorporation by reference in the Registration Statement on Form S-8 (no. 33-27294) of our report dated March 18, 1994 which appears on page 1 of Exhibit 99.01 of this Form 10-K and to the incorporation by reference in the Registration Statement on Form S-8 (no. 33-27293) of our report dated March 18, 1994 which appears on page 1 of Exhibit 99.02 of this Form 10-K.


PRICE WATERHOUSE

Battle Creek, Michigan
March 25, 1994